UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 15, 2010

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-34196 (Commission File Number)	56-2408571 (I.R.S. Employer Identification No.)
4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
(425) 216-7600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 15, 2010, Clearwire Communications (the “Company”) and Clearwire Finance, Inc. (“Clearwire Finance” and, together with the Company, the “Issuers”) issued $79,250,000 aggregate principal amount of 8.25% Exchangeable Notes due 2040 (the “Exchangeable Notes”) pursuant to an Indenture, dated December 8, 2010 (the “Exchangeable Notes Indenture”), among the Issuers, the guarantors named therein and Wilmington Trust FSB, as trustee (the “Exchangeable Notes Trustee”). The Company intends to use the net proceeds of the Exchangeable Notes for working capital and other general corporate purposes, including capital expenditures.
The Exchangeable Notes bear interest at a rate of 8.25% and mature on December 1, 2040. Interest on the Exchangeable Notes will be payable on December 1 and June 1 of each year, commencing on June 1, 2011. The Exchangeable Notes were offered at an original issue price of 100.0%, which resulted in $77,494,942.71 of net cash proceeds to the Issuers after discounts and commissions and deducting for accrued and unpaid interest from December 8, 2010. The Exchangeable Notes are not secured. The Exchangeable Notes are fully and unconditionally guaranteed on an unsecured basis by the Issuers’ existing wholly-owned direct and indirect domestic subsidiaries (other than Clearwire International LLC) and the Issuers’ future wholly-owned direct and indirect domestic subsidiaries that own spectrum assets (collectively, the “Guarantors”). The Exchangeable Notes and the guarantees are subordinated in right of payment to the Issuers’ 12% Senior Secured Notes due 2015 (the “Existing Secured Notes”) and any additional notes issued in the future under the indentures governing the Existing Secured Notes (the “Existing Secured Indentures”).
Holders of the Exchangeable Notes may exchange their Exchangeable Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon exchange, the Issuers will have the right to deliver shares of the Class A common stock of Clearwire Corporation (the “Class A Shares”), based upon the applicable exchange rate, or cash based on a daily settlement value calculated on a proportionate basis for each day of a 25 trading-day observation period. The initial exchange rate is 141.2429 Class A Shares per $1,000 principal amount of Exchangeable Notes, equivalent to an initial exchange price of approximately $7.08 per Class A Share. The exchange rate is subject to adjustment in some events but will not be adjusted for accrued interest.
On or after December 1, 2017, the Issuers may redeem all or part of the Exchangeable Notes for cash at a price equal to 100% of the principal amount of the Exchangeable Notes being redeemed plus any accrued and unpaid interest up to, but excluding, the redemption date. Holders of the Exchangeable Notes may require the Issuers to repurchase for cash the Exchangeable Notes on December 1, 2017, 2025, 2030, and 2035, at a price equal to 100% of the principal amount of the Exchangeable Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. In addition, holders have the right to require the Issuers to repurchase the Exchangeable Notes for cash at a purchase price equal to 100% of the principal amount of the Exchangeable Notes being repurchased, plus any accrued and unpaid interest up to but excluding the repurchase date, upon a fundamental change as described in the Exchangeable Notes Indenture. Following certain corporate transactions that also constitute fundamental changes, the Issuers will increase the exchange rate for holders who elect to exchange Exchangeable Notes in connection with such corporate transactions in certain circumstances.
The Exchangeable Notes were issued to the initial purchasers in a private placement exempt from registration under Section 4(2) of the Securities Act and were resold only to qualified institutional buyers under Rule 144A of the Securities Act and non-U.S. persons outside of the United States on reliance on Regulation S under the Securities Act. Unless so registered, the Exchangeable Notes may not be offered or sold in the United States absent an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Exchangeable Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Clearwire Corporation, the Issuers and the Guarantors are parties to a Registration Rights Agreement, dated as of December 8, 2010 (the “Registration Rights Agreement”), with the initial purchasers of the Exchangeable Notes. The Registration Rights Agreement was entered into in connection with the issuance of $650,000,000 aggregate principal amount of Exchangeable Notes on December 8, 2010.
The Issuers and Clearwire Corporation are parties to a stock delivery agreement (the “Delivery Agreement”), dated December 8, 2010, which was also entered into in connection with the issuance of $650,000,000 aggregate principal amount of Exchangeable Notes on December 8, 2010.
The Exchangeable Notes Indenture, the Registration Rights Agreement and the Delivery Agreement are incorporated by reference herein. The descriptions of the material terms of these agreements are qualified in their entirety by reference to such exhibits.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Exchangeable Notes Indenture and the Exchangeable Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Exchangeable Notes Indenture and the Exchangeable Notes are also responsive to Item 3.02 of this report and are incorporated by reference into this Item 3.02.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 8, 2010, by and among the Issuers, the Guarantors and the Exchangeable Notes Trustee (Incorporated by reference to Exhibit 4.1 to Clearwire Corporation’s Form 8-K filed on December 13, 2010).

4.2	Form of 8.25% Exchangeable Note due 2040 (as set forth in Exhibit A to the Exchangeable Notes Indenture incorporated by reference herein).

4.3	Registration Rights Agreement, dated as of December 8, 2010, by and among Clearwire Corporation, the Issuers, the Guarantors and J.P. Morgan Securities LLC as representative of the initial purchasers (Incorporated by reference to Exhibit 4.3 to Clearwire Corporation’s Form 8-K filed on December 13, 2010).

10.1	Stock Delivery Agreement, dated as of December 8, 2010, by and among the Issuers and Clearwire Corporation (Incorporated by reference to Exhibit 10.1 to Clearwire Corporation’s Form 8-K filed on December 13, 2010).

99.1	Press Release, dated December 15, 2010, regarding the exercise of the over-allotment option and the closing of the Exchangeable Notes offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION

Dated: December 15, 2010

By:	/s/ Erik E. Prusch
Erik E. Prusch
Chief Financial Officer